As filed with the U.S. Securities and Exchange Commission on May 27, 2016

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Hortonworks, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	37-1634325
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

5470 Great America Parkway

Santa Clara, California 95054

(Address of Registrant’s Principal Executive Offices)

Amended and Restated Hortonworks, Inc. 2014 Stock Option and Incentive Plan

Hortonworks, Inc. 2014 Employee Stock Purchase Plan

(Full title of the plan)

Robert Bearden

Chief Executive Officer

Hortonworks, Inc.

5470 Great America Parkway

Santa Clara, California 95054

408.916.4121

(Name, address and telephone number of agent for service)

Copies to:

Craig M. Schmitz, Esq. Richard A. Kline, Esq. Andrew T. Hill, Esq. Goodwin Procter LLP 135 Commonwealth Drive Menlo Park, California 94025 650.752.3100	David M. Howard, Esq. Vice President and General Counsel Hortonworks, Inc. 5470 Great America Parkway Santa Clara, California 95054 650.388.9775

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered(1)	Proposed maximum offering price per share	Proposed maximum aggregate offering price	Amount of Registration Fee
Common stock, $0.0001 par value per share, reserved for issuance pursuant to the Amended and Restated Hortonworks, Inc. 2014 Stock Option and Incentive Plan	9,326,899 (2)	$10.45 (4)	$97,466,094.55	$9,814.84
Common stock, $0.0001 par value per share, reserved for issuance pursuant to the Hortonworks, Inc. 2014 Employee Stock Purchase Plan	465,225 (3)	$8.89 (5)	$4,135,850.25	$416.48
Total	9,792,124		$101,601,944.80	$10,231.32

(1)	Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of common stock that become issuable under the above-named plans by reason of any stock dividend, stock split, recapitalization or any other similar transaction effected without the receipt of consideration that results in an increase in the number of the Registrant’s outstanding shares of common stock.
(2)	The Amended and Restated Hortonworks, Inc. 2014 Stock Option and Incentive Plan (the “2014 Plan”) provides for an annual increase in the number of shares reserved and available for issuance under the 2014 Plan as follows: The number of shares available for issuance under the 2014 Plan will be increased each January 1, beginning on January 1, 2015, by 5% of the outstanding number of shares of the Registrant’s common stock on the immediately preceding December 31. 2,326,899 shares of common stock registered hereunder were authorized as of January 1, 2016 pursuant to the annual increase provisions described above. In addition, 7,000,000 shares of common stock registered hereunder were authorized pursuant to an amendment and restatement of the 2014 Plan approved by the stockholders of the Registrant at the Registrant’s 2016 Annual Meeting of Stockholders on May 25, 2016.
(3)	The Hortonworks, Inc. 2014 Employee Stock Purchase Plan (the “2014 ESPP”) provides for an annual increase in the number of shares reserved and available for issuance under the 2014 ESPP as follows: The number of shares available for issuance under the 2014 ESPP will be increased each January 1, beginning January 1, 2015 and each January 1 thereafter, by the lesser of (i) 1,000,000 shares of Stock; (ii) 1 percent (1%) of the number of shares of issued and outstanding on the immediately preceding December 31; or (iii) such lesser number of shares of common stock determined by the Administrator (as defined in the 2014 ESPP). The 465,225 shares of common stock registered hereunder were authorized as of January 1, 2016 pursuant to the annual increase provisions described above.
(4)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) and (h) under the Securities Act on the basis of $10.45 per share, which represents the average of the high and low prices of the Registrant’s common stock as reported on the NASDAQ Global Select Market on May 20, 2016.
(5)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) and (h) under the Securities Act, and based on 85% of $10.45 per share, which represents the average of the high and low prices of the Registrant’s common stock as reported on the NASDAQ Global Select Market on May 20, 2016. Pursuant to the 2014 ESPP, the purchase price of the shares of the Registrant’s common stock reserved for issuance thereunder will be at least 85% of the lower of the fair market value of the Registrant’s common stock on the first trading day of the offering period or on the exercise date.

REGISTRATION OF ADDITIONAL SHARES

PURSUANT TO GENERAL INSTRUCTION E

This Registration Statement on Form S-8 (the “Registration Statement”) is being filed by Hortonworks, Inc. (the “Registrant”) to register 9,326,899 additional shares of common stock of the Registrant, $0.0001 par value per share (the “Common Stock”), reserved for issuance under the Amended and Restated Hortonworks, Inc. 2014 Stock Option and Incentive Plan, as amended from time to time, and 465,225 additional shares of Common Stock reserved for issuance under the Hortonworks, Inc. 2014 Employee Stock Purchase Plan, as amended from time to time. Pursuant to General Instruction E of Form S-8, the contents of the Registration Statements on Form S-8 of the Registrant filed with the Securities and Exchange Commission (the “Commission”) on December 12, 2014 (File No. 333-200877) and May 14, 2015 (File No. 333-204174) are hereby incorporated in this Registration Statement by reference to the extent not replaced hereby.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The information called for in Part I of Form S-8 to be contained in the Section 10(a) prospectus is not being filed with or included in this Registration Statement (by incorporation by reference or otherwise) in accordance with the rules and regulations of the Commission. The documents containing the information specified in Part I of Form S-8 will be delivered to the participants in the equity benefit plans covered by this Registration Statement as specified by Rule 428(b)(1) under the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

The following documents filed with the Commission by the Registrant are incorporated by reference into this Registration Statement:

(a)	The Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2015, filed with the Commission on March 15, 2016;

(b)	All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the Registrant’s Annual Report referred to in (a) above; and

(c)	The description of the Registrant’s Common Stock contained in the Registrant’s Registration Statement on Form 8-A (Registration No. 001-36780) filed with the Commission on December 9, 2014 under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including any amendments or reports filed for the purpose of updating such description.

All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act on or after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement that indicates that all securities offered have been sold or that deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents; provided, however, that documents or information deemed to have been furnished and not filed in accordance with the rules of the Commission shall not be deemed incorporated by reference into this Registration Statement. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

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Item 8.	Exhibits.

See the Exhibit Index on the page immediately preceding the exhibits for a list of exhibits filed as part of this Registration Statement on Form S-8, which Exhibit Index is incorporated herein by reference.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Santa Clara, State of California, on May 27, 2016.

HORTONWORKS, INC.

By:	/s/ Robert Bearden
Robert Bearden
Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Robert Bearden and Scott Davidson, and each of them, as his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign the Registration Statement on Form S-8 of Hortonworks, Inc., and any or all amendments (including post-effective amendments), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite or necessary to be done in connection therewith and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement on Form S-8 has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Robert Bearden Robert Bearden	Chief Executive Officer and Director (Principal Executive Officer)	May 27, 2016

/s/ Scott Davidson Scott Davidson	Chief Financial Officer (Principal Financial Officer)	May 27, 2016

/s/ Scott Reasoner Scott Reasoner	Vice President, Corporate Controller and Principal Accounting Officer (Principal Accounting Officer)	May 27, 2016

/s/ Paul Cormier Paul Cormier	Director	May 27, 2016

/s/ Peter Fenton Peter Fenton	Director	May 27, 2016

/s/ Martin Fink Martin Fink	Director	May 27, 2016

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Signature	Title	Date

/s/ Kevin Klausmeyer Kevin Klausmeyer	Director	May 27, 2016

/s/ Jay Rossiter Jay Rossiter	Director	May 27, 2016

/s/ Michelangelo Volpi Michelangelo Volpi	Director	May 27, 2016

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EXHIBIT INDEX

Exhibit No.	Description

4.1	Form of common stock certificate of the Registrant(1).

4.2	Amended and Restated Hortonworks, Inc. 2014 Stock Option and Incentive Plan.

4.3	2014 Employee Stock Purchase Plan, as amended and restated on August 24, 2015(2).

5.1	Opinion of Goodwin Procter LLP.

23.1	Consent of Deloitte & Touche, LLP, independent registered public accounting firm.

23.2	Consent of Goodwin Procter LLP (included in Exhibit 5.1).

24.1	Power of Attorney (see page II-1 of this Registration Statement on Form S-8).

(1)	Filed as Exhibit 4.1 to Amendment No. 1 to the Registrant’s Registration Statement on Form S-1 (File No. 333-200044), filed previously with the Commission on December 1, 2014 and incorporated by reference herein.
(2)	Filed as Exhibit 10.1 to the Registrant’s Quarterly Report on Form 10-Q (File No. 001-36780), filed previously with the Commission on November 12, 2015 and incorporated by reference herein.